UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Capitala Finance Corp.

(Exact name of Registrant as specified in Its Charter)

Maryland	90-0945675
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

4201 Congress St., Suite 360
Charlotte, NC	28209
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered

7.125% Notes due 2021	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: (if applicable) 333-193374

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7.125% Notes due 2021	The New York Stock Exchange

Securities to be registered pursuant to Section 12 (g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 7.125% Notes due 2021 (the “Notes”) contained in the sections entitled “Terms of the Notes and the Offering” and “Description of Our Notes” in the prospectus dated June 11, 2014, that was filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on June 12, 2014, is incorporated herein by reference. The Notes are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the original issue date under the trading symbol “CLA.”

Item 2. Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

1	Form of Indenture between the registrant and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit d.2 filed with Pre-Effective Amendment No. 2 to the registrant’s Registration Statement on Form N-2 (File No. 333-193374) filed on May 21, 2014).

2	Form of First Supplemental Indenture, relating to the 7.125% Notes due 2021, between the registrant and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit d.3 filed with Pre-Effective Amendment No. 2 to the registrant’s Registration Statement on Form N-2 (File No. 333-193374) filed on May 21, 2014).

3	Form of 7.125% Note due 2021 (incorporated herein by reference to Exhibit d.3 filed with Pre-Effective Amendment No. 2 to the registrant’s Registration Statement on Form N-2 (File No. 333-193374) filed on May 21, 2014).

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPITALA FINANCE CORP.

	By:	/s/ Joseph B. Alala, III
		Name:	Joseph B. Alala, III
		Title:	Chief Executive Officer and President

Date: June 12, 2014